CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.


                                   /S/ARTHUR ANDERSEN LLP


Baltimore, Maryland,
 March 22, 1998